EXHIBIT 23(c)


GAVIGAN BURKHART FREEMAN & CO. [LOGO]
CERTIFIED PUBLIC ACCOUNTANTS



THOMAS H. GAVIGAN, C.P.A. 1935-1995
ROBERT D. BURKHART, C.P.A.
GEORGE J. FREEMAN, JR. C.P.A.
WARREN W. CLINE, III, C.P.A.
DENNIS L. BOGARD, C.P.A.
MARK G. GODEK C.P.A.


                    CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the use in this Registration Statement of Valley Ridge Financial Corporation on Form S-4 of our report dated January 17, 1996, included herein, on the consolidated financial statements of Community Bank Corporation as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995. We also consent to the reference to us under the heading Experts in the Proxy
Statement/Prospectus, which is part of this Registration Statement.




                         /S/ GAVIGAN BURKHART FREEMAN & CO PLLC
                         Gavigan Burkhart Freeman & Co., P.L.L.C.


May 8, 1996
Traverse City, Michigan

Offices:

1010 SOUTH GARFIELD
TRAVERSE CITY,
MICHIGAN 49686
(616) 947-7800
(616) 947-0348 FAX

Also:

1999 Walden Drive
Gaylord,
Michigan 49735
(517) 732-1000
(517) 732-5698 FAX